June  20,  2000

e-Financial  Depot.com,  Inc.
150  -  1875  Century  Plaza  Park  East
Century  City,  CA  90067

Attention:  John  Huguet

Dear  Sirs/Mesdames:

                    Re:  Directions  for  Share  Issuance
                         --------------------------------

          Pursuant to Item 3.1 of the Contractor Agreement (the "Agreement"), dated as of March 17, 2000, between e-Financial Depot.com, Inc. and e-DGM Consulting B.V., we hereby direct you to issue the common stock, payable according to the terms of the Agreement, to Don G. Merriman.

Yours  truly,

/s/  signed

E-DGM  CONSULTING  B.V.